certification

Wendy Wang, President, and Sam Singh, Treasurer of Northern Lights Fund Trust IV (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer		Chief Financial Officer
Northern Lights Fund Trust IV		Northern Lights Fund Trust IV

/s/ Wendy Wang		/s/ Sam Singh
Wendy Wang		Sam Singh
Date:	8/3/2026	Date:	8/3/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.